EXHIBIT 99.2

 LOGO

 Contact:  Niagara Corporation
           Michael Scharf, CEO
           (212) 317-1000


 For Immediate Release

 RAYMOND ROZANSKI NAMED CHIEF FINANCIAL OFFICER
 OF NIAGARA CORPORATION


      New York, March 13, 1998 - Niagara Corporation (Nasdaq:NIAG) announced today that Raymond Rozanski has been named a Vice President of Niagara and its Chief Financial Officer. Mr. Rozanski is also the Executive Vice President of both Niagara LaSalle Corporation and LaSalle Steel Company, which are subsidiaries of Niagara Corporation.

      Niagara is the largest independent cold finished bar producer in the United States with facilities in Buffalo, New York; Chattanooga, Tennessee; Hammond and Griffith, Indiana; and Midlothian, Texas.